UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.    )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to 240.14a-12

CRH public limited company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11
This Schedule 14A relates solely to preliminary communications made prior to furnishing shareholders of CRH plc (the ‘Company’) with a definitive proxy statement related to certain proposals to be voted on at the
Company’s 2026 Annual General Meeting expected to be held on Thursday, May 7, 2026, including the proposed
Preference Share Cancellations (as defined in the announcement included with this Schedule 14A).
This Schedule 14A filing consists of the announcement released by the Company on March 13, 2026 relating to the proposed Preference Share Cancellations.
*****

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ANNOUNCEMENT

This document contains inside information
Intention to Delist from the LSE and Cancel Preference Shares
CRH (NYSE: CRH), the leading provider of building materials, today announces its intention to delist from the London
Stock Exchange (LSE) its ordinary shares and 7% preference shares (the “LSE Delisting”) and, subject to shareholder approval, to cancel CRH’s 5% and 7% preference shares (the “Preference Share Cancellations”). The proposed Preference
Share Cancellations will have no impact on the ordinary shares. CRH’s primary listing has been on the New York Stock
Exchange (NYSE) since September 2023. Once the LSE Delisting takes effect, CRH’s ordinary shares will be solely listed on the NYSE.
Background to and Reasons for the LSE Delisting and Preference Share Cancellations
On February 18, 2026, CRH announced its intention to undertake a review of its LSE ordinary share listing as well as its preference share capital structure. As part of the review, CRH carefully considered, among other factors, the level of trading activity for its ordinary shares on the LSE as well as the additional cost, regulatory and administrative obligations arising from retaining the LSE listings and maintaining the 5% and 7% preference shares. Following completion of the review, the Board is satisfied that it is in the best interests of CRH and its shareholders to proceed with the LSE Delisting and, subject to shareholder approval, the Preference Share Cancellations.
LSE Delisting Process
CRH has requested the UK Financial Conduct Authority (FCA) to cancel the listing of its ordinary shares and its 7%
preference shares on the Official List of the FCA, and to request the LSE to cancel the admission to trading of those shares on the main market for listed securities of the LSE.
For the purposes of FCA Listing Rule 21.2.17, CRH is required to give at least 20 business days’ notice of the LSE
Delisting. It is expected that the LSE Delisting will become effective from 8:00 a.m. (London time) on April 20, 2026, such that the last day of trading of ordinary shares on the LSE will be April 17, 2026.
Preference Share Cancellations Process
CRH today also announces the proposed cancellation of its two classes of preference shares, comprising the 7% preference shares listed on the LSE and the 5% preference shares listed on Euronext Growth Dublin (EGD). The 7% preference shares and the 5% preference shares have a total par value of approximately €1.2 million ($1.4 million).
The proposed cancellations would be in exchange for a cash payment of an amount equal to 40 times the annual dividend per preference share. This reflects a value determined by reference to the annual dividend per preference share capitalized at a rate of 2.5156% or approximately 100bps below the 30-year Bund rate as of March 12, 2026. The payments would be
€2.54 per share in respect of the 5% preference shares representing 200% of nominal value, and €3.556 per share in respect of the 7% preference shares representing 280% of nominal value, with both classes having a nominal value of €1.27.
CRH will seek approval for the proposed Preference Share Cancellations from ordinary shareholders at its 2026 Annual
General Meeting to be held on May 7, 2026, and at separate meetings of the preference shareholders to be held on May 21,
2026. It is expected that, subject to receipt of the requisite approvals, the Preference Share Cancellations will become effective in mid-2026. The cancellation of the 5% preference shares, if implemented, will result in the cancellation of their listing on EGD.
Frequently Asked Questions and Shareholder Helpline
To assist shareholders in preparing for the LSE Delisting and the proposed Preference Share Cancellations, CRH has prepared answers to Frequently Asked Questions (FAQ), which are available at https://www.crh.com/investors/ordinary-
shareholders/ and https://www.crh.com/investors/preference-shareholders/, and, in the case of the FAQs relating to the proposed Preference Share Cancellations will also be included as an annex to the preliminary and definitive proxy statements filed with the Securities and Exchange Commission (the “SEC”). A helpline is also available to assist shareholders, the contact details for which are included in the FAQ documents.

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ANNOUNCEMENT

This announcement contains inside information for the purposes of Article 7 of the Market Abuse Regulation (EU)
596/2014 (as incorporated into UK domestic law by virtue of the UK's European Union (Withdrawal) Act 2018 and the
Market Abuse (Amendment) (EU Exit) Regulations 2019). For the purposes of Article 2 of Commission Implementing
Regulation (EU) 2016/1055, the person responsible for arranging for the release of this announcement on behalf of CRH plc is Neil Colgan, Company Secretary. The date and time of this statement is the same as the date and time that it has been communicated to the media.
About CRH
CRH is the leading provider of building materials critical to modernizing infrastructure. With our team of 83,000 people across 4,000 locations, our unmatched scale, connected portfolio, and deep local relationships make us the partner of choice for transportation, water, and reindustrialization projects, shaping communities for a better tomorrow. CRH (NYSE:
CRH) is a member of the S&P 500 Index. For more information, visit www.crh.com.
Forward Looking Statements
In reliance upon the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, CRH
is providing the following cautionary statement.
This announcement contains statements that are, or may be deemed to be, forward-looking statements. These forward-
looking statements may generally, but not always, be identified by the use of words such as “will”, “anticipates”, “should”,
“could”, “would”, “targets”, “aims”, “may”, “continues”, “expects”, “is expected to”, “estimates”, “believes”, “intends” or similar expressions. These forward-looking statements include all matters that are not historical facts or matters of fact at the date of this announcement. In particular, statements regarding the expected timing and benefits of the LSE Delisting and the Preference Share Cancellations, respectively, are forward-looking in nature.
By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that may or may not occur in the future and reflect our current expectations and assumptions as to such future events and circumstances that may not prove accurate. You are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this announcement. We expressly disclaim any obligation or undertaking to publicly update or revise these forward-looking statements other than as required by applicable law.
A number of material factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, certain of which are beyond our control, and which include, but are not limited to, (i) the risk that the Preference Share Cancellations may not be approved by CRH’s shareholders or completed in a timely manner or at all, (ii) unexpected costs, charges or expenses relating to the LSE Delisting or the Preference Share
Cancellations are incurred, and (iii) the risks and uncertainties described under “Risk Factors” in CRH’s 2025 Form 10-K and in its other filings with the SEC.
Additional Information
This communication is being made, in part, in respect of the proposed Preference Share Cancellations, which is subject to shareholder approval and which approvals are intended to be sought at CRH’s 2026 AGM. In connection with CRH’s 2026
AGM, CRH intends to file relevant materials, including preliminary and definitive proxy statements, with the SEC. A definitive proxy statement and a proxy card or voting instruction form will be distributed to shareholders entitled to vote on the matter. This communication is not a substitute for the definitive proxy statement or any other relevant document filed by CRH with the SEC.
BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ENTITLED TO VOTE ON THIS MATTER ARE
URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING
ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED
WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT
INFORMATION ABOUT THE PROPOSED PREFERENCE SHARE CANCELLATIONS.

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ANNOUNCEMENT

Any vote in respect of resolutions proposed at CRH’s 2026 AGM, including in respect of the proposed Preference Share
Cancellations, should be made only on the basis of the information contained in the Company’s definitive proxy statement.
Shareholders can obtain a copy of the definitive proxy statement and other relevant documents filed by CRH with the SEC, when available, free of charge by visiting the SEC’s website, www.sec.gov., or by accessing the “Investors” section of the
Company’s website at www.crh.com.
No Offer or Solicitation
This communication is for informational purposes only and is not intended to, and does not constitute or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed Preference
Share Cancellations or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Participants in the Solicitation
The Company and its directors and its executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed Preference Share
Cancellations. Information regarding the Company’s directors and executive officers is included under the sections
“Proposal 1—Re-election of Directors,” “Corporate Governance—Global Leadership Team,” “Compensation Discussion
& Analysis,” “Stock Ownership Information,” “CEO Pay Ratio,” and “Pay Versus Performance” in the definitive proxy statement for the Company’s 2025 AGM, which was filed with the SEC on March 28, 2025, and in the Company’s Current
Report on Form 8-K filed with the SEC on May 9, 2025. Additional information regarding ownership of the Company’s securities by its directors and executive officers is included in each person’s respective SEC filings on Forms 3 and 4. A copy of these documents may be obtained free of charge by visiting the SEC’s website, www.sec.gov., or by accessing the
“Investors” section of the Company’s website at www.crh.com.

Contacts
Tom Holmes Head of Investor Relations tholmes@crh.com	Lauren Schulz Chief Communications Officer lschulz@crh.com